Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-155875 and 333-206310) of Retractable Technologies, Inc. of our report dated March 30, 2016 relating to our audits of the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K of Retractable Technologies, Inc. for the year ended December 31, 2015.

/s/ CF & Co, L.L.P.
CF & Co., L.L.P.

Dallas, Texas
March 30, 2016